UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-190235 (Commission File Number)	99-0385465 (IRS Employer Identification No.)

322 North Shore Drive Building 1B, Suite 200 Pittsburgh, PA (Address of principal executive offices)	15212 (Zip Code)

Registrant’s telephone number, including area code: (412) 770-3140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On April 13, 2022 the registrant (“Altair International”) was advised by Oliver Goeservices LLC that the Mining Lease effective August 3, 2020 with Oliver Geoservices LLC under which Altair International received an exclusive lease to mine certain property for a period of five years that could be extended for an additional twenty years if a certain extension payment were made within the term of the lease, was terminated. Altair International was required to make advance royalty payments to maintain its exclusivity commencing December 1, 2020, starting at $25,000 and increasing in $25,000 increments each year for the initial five year term to $100,000 as well as a 3% net smelter fee royalty on all mineral production from the leased property. Altair International did not make the extension payment due December 1, 2021.

Item 9.01 Financial Statements and Exhibits.

 Exhibits

10.1	Mining Lease dated August 14, 2020 between Altair International Corp. and Oliver Geoservices LLC*

* Incorporated by reference to the Current Report on Form 8-K filed August 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2022	ALTAIR INTERNATIONAL CORP.

By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO